Pricing Supplement No. 33                    Filing under Rule 424(b)(3)
Dated  October 5, 1995                       Registration File No. 33-43443
(To Prospectus dated November 5, 1991 and
Prospectus Supplement dated November 6, 1991)


                      U.S. $1,250,000,000

                    REYNOLDS METALS COMPANY

                       Medium-Term Notes


Principal Amount:  $10,000,000                  Floating Rate Note:  N/A
Interest Rate (if fixed rate):  6.03%            Interest rate basis:  N/A
Stated Maturity:  October 14, 1997                -Commercial Paper Rate
Specified Currency:  U.S. dollars                 -Prime Rate
Applicable Exchange Rate (if any):  N/A           -LIBOR
   U.S. $1.00 =                                   -Treasury Rate
Issue price (as a percentage of                   -CD Rate
   principal amount):  Prevailing Market Prices   -Federal Funds Rate
Selling Agent's commission (%):  N/A              -Other:
Purchasing agent's discount                       Index Maturity:  N/A
   or commission (%):  .250%                      Spread:  N/A
Net proceeds to the Company (%):  99.750%         Spread Multiplier:  N/A
Settlement date (original                         Maximum Rate:  N/A
   issue date):  October 11, 1995                 Minimum Rate:  N/A
Redemption Commencement                           Initial Interest Rate: N/A
   Date (if any):  N/A                            Interest Reset Date(s): N/A
Put Right of Holders upon                         Interest Determination
   a Designated Event and                          Date(s):  N/A
   a Rating Decline:  Applicable                  Calculation Date(s): N/A
                                                Interest Payment Date(s): A/S
Book-Entry Note:  Applicable                    Regular Record Date(s): A/S
CUSIP No.:  76176L EZ0                          Purchasing agent:  Lehman
                                                  Brothers


     As of the date of this Pricing Supplement, (i) the aggregate principal amount of Debt Securities (as defined in the Prospectus) which have been sold (including the Notes to which this Pricing Supplement relates) is $1,480,000,000 and (ii) the aggregate initial public offering price (or its equivalent in other currencies) of the Debt Securities which have been sold (including the Notes to which this Pricing Supplement relates) is $1,479,750,000.

     "N/A" as used herein means "Not Applicable." "A/S" as used herein means "As stated in the Prospectus Supplement referred to above."


                      GOLDMAN, SACHS & CO.
                       MERRILL LYNCH & CO.



Pricing Supplement No. 34                      Filing under Rule 424(b)(3)
Dated  October 5, 1995                         RegistrationFile No. 33-43443
(To Prospectus dated November 5, 1991 and
Prospectus Supplement dated November 6, 1991)


                      U.S. $1,250,000,000

                    REYNOLDS METALS COMPANY

                       Medium-Term Notes


Principal Amount:  $10,000,000           Floating Rate Note:  N/A
Interest Rate (if fixed rate):  5.89%     Interest rate basis: N/A
Stated Maturity:  October 11, 1996        -Commercial Paper Rate
Specified Currency:  U.S. dollars         -Prime Rate
Applicable Exchange Rate (if any):  N/A   -LIBOR
   U.S. $1.00 =                           -Treasury Rate
Issue price (as a percentage of           -CD Rate
   principal amount):  100%               -Federal Funds Rate
Selling Agent's commission (%):  N/A      -Other:
Purchasing Agent's discount               Index Maturity:  N/A
   or commission (%):  .150%              Spread:  N/A
Net proceeds to the Company (%):  99.850% Spread Multiplier:  N/A
Settlement date (original                 Maximum Rate:  N/A
   issue date):  October 11, 1995         Minimum Rate:  N/A
Redemption Commencement                   Initial Interest Rate: N/A
   Date (if any):  N/A                    Interest Reset Date(s): N/A
Put Right of Holders upon                 Interest Determination Date(s): N/A
   a Designated Event and                 Calculation Date(s): N/A
   a Rating Decline:  Applicable          Interest Payment Date(s): A/S
Book-Entry Note:  Applicable              Regular Record Date(s): A/S
CUSIP No.:  76176L FA4


     As of the date of this Pricing Supplement, (i) the aggregate principal amount of Debt Securities (as defined in the Prospectus) which have been sold (including the Notes to which this Pricing Supplement relates) is $1,490,000,000 and (ii) the aggregate initial public offering price (or its equivalent in other currencies) of the Debt Securities which have been sold (including the Notes to which this Pricing Supplement relates) is $1,489,750,000.

     "N/A" as used herein means "Not Applicable." "A/S" as used herein means "As stated in the Prospectus Supplement referred to above."


                      GOLDMAN, SACHS & CO.
                       MERRILL LYNCH & CO.